UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Goldleaf Financial Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

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Jack Henry Analyst Contact:	Jack Henry IR Contact:
Kevin D. Williams	Jon Seegert
Chief Financial Officer	Investor Relations
417.235.6652	417.235.6652

Goldleaf Media Contact:	Goldleaf Investor Contact:
Heather Cunningham, Media Relations	Tina Moore, Director, Investor Relations
Goldleaf Financial Solutions, Inc.	Goldleaf Financial Solutions, Inc.
813.374.6362	770.752.6460
media@goldleaf.com	tina.moore@goldleaf.com

Jack Henry & Associates to Acquire Goldleaf Financial Solutions

MONETT, MO. and ATLANTA, GA. — Aug. 17, 2009 — Jack Henry & Associates, Inc. (NASDAQ: JKHY) a leading provider of integrated technology solutions and data processing services for financial institutions, and Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today announced that they have entered into a definitive agreement for Jack Henry to acquire Goldleaf.  Under the terms of the agreement, Goldleaf will become a wholly-owned subsidiary of Jack Henry, and Goldleaf’s shareholders will receive $0.98 per share in cash in exchange for their shares, representing a premium of approximately 40 percent over Goldleaf’s closing share price on August 14, 2009. In addition, Jack Henry will retire certain of Goldleaf’s outstanding debt and accrued interest obligations, which is anticipated to equal approximately $42 million at closing.

Jack Henry’s technology solutions serve more than 8,800 customers nationwide and Goldleaf provides its strategic suite of integrated technology and payment solutions to more than 3,500 financial institutions worldwide. The companies have complementary business models and share many mutual customers with a dedication to providing innovative, quality technology and services.

This agreement will benefit financial institutions of all sizes that the two industry leaders reach - from mega-banks to credit unions. The companies anticipate that the combined organization will effectively deliver a much broader array of product and service offerings for customers that will provide opportunities for growth and enhanced efficiency. Financial institutions will have a greater selection of advanced technologies as well as the ability to bring new solutions to market faster.

“In addition to providing a substantial premium for our shareholders over the current trading price, the scale of this agreement will have a positive effect on the entire industry by providing thousands of financial institutions with access to more efficient, profitable and effective solutions,” Lynn Boggs, Goldleaf’s CEO, said. “Our customers will benefit from an expanded product offering and continued commitment to superior service. Jack Henry shares in our deep-rooted devotion to help financial institutions succeed in today’s competitive market, solidify their trusted financial relationships, expand their presence and improve returns through the efficient use of technology. This transaction also provides our employees with an opportunity to continue with an organization committed to growth and excellence.”

According to Jack Prim, CEO of Jack Henry & Associates, “The combined company will offer one of the most comprehensive product and service offerings available today, will be positioned to leverage a broader market presence and capitalize on increased market potential, and will have a stronger competitive position. Following this merger, our revenue stream will be slightly more diversified and we anticipate long-term organic revenue growth and significant cost synergies. We believe this transaction will increase the value that we provide to our shareholders and our customers.”

Kevin Williams, CFO of Jack Henry & Associates, said, “Our acquisition of Goldleaf supports our strategy to acquire companies that provide proven solutions that we can cross sell to our core bank and credit union clients, that generate new cross-sale opportunities among our respective client bases, and that expand the specialized products and services our ProfitStars® division sells to virtually any financial services organization regardless of core processing platform or size. The acquisition is expected to be slightly accretive in the first full year and improve beyond that as we recognize the full impact of estimated cost synergies.”

The Goldleaf Board of Directors has unanimously approved the merger and will recommend that Goldleaf shareholders approve the merger. In connection with the execution of the merger agreement, the Board of Directors of Goldleaf received an opinion from Raymond James & Associates, Inc., its exclusive financial advisor in connection with the transaction, that the consideration to be received by the Goldleaf shareholders is fair from a financial point of view.

The transaction, which is expected to be completed by the end of the third quarter or early in the fourth quarter, is subject to the approval of Goldleaf’s shareholders and customary closing conditions.

Financial Technology Partners LP and FTP Securities LLC (together “FT Partners”) is serving as exclusive financial and strategic advisor to Jack Henry in this transaction.

Jack Henry will discuss the transaction during its upcoming fourth quarter fiscal 2009 earnings conference call on August 19, 2009.  Jack Henry will host a live Webcast of the conference call, which will begin at 7:45 a.m. Central (8:45 a.m. Eastern) on August 19, 2009.  The Webcast can be accessed on the Jack Henry Web site at www.jackhenry.com. Please log-on 10 minutes prior to the beginning of the call. An archived replay of the call will be available on www.jackhenry.com approximately one hour after the live call.

About Goldleaf Financial Solutions, Inc.

Goldleaf Financial Solutions, Inc. (Nasdaq: GFSI) offers a strategic suite of integrated technology and payment processing solutions to global financial institutions of all sizes. The company’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology.  For more information about Goldleaf and its solutions, please visit the company at www.goldleaf.com.

About Jack Henry & Associates, Inc.®

Jack Henry & Associates, Inc. (Nasdaq: JKHY) is a leading provider of computer systems and ATM/debit card/ACH transaction processing services primarily for financial services organizations.  Its technology solutions, which are now serving more than 8,700 customers nationwide, are marketed and supported through three primary brands.  Jack Henry Banking™ supports banks ranging from de novo to mid-tier institutions with information and transaction processing solutions.  Symitar™ is the leading provider of information and transaction processing solutions for credit unions of all sizes.  ProfitStars provides highly specialized products and services that enable financial institutions of every asset size and charter, and diverse corporate entities to mitigate and control risks, optimize revenue and growth opportunities, and contain costs.  Additional information is available at www.jackhenry.com.

About Statements in this Press Release

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and include known and unknown risks, uncertainties and other factors, many of which neither Goldleaf nor Jack Henry are able to predict or control, that may cause the actual results or performance of either company or the combined company to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Goldleaf’s operations into those of Jack Henry; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Goldleaf and others related to the merger agreement; Goldleaf shareholder approval or other conditions to the completion of the transaction may not be satisfied on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the merger; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger.  These risks and uncertainties are in addition to other factors discussed in “Risk Factors” in Goldleaf’s and Jack Henry’s respective Annual Reports on Form 10-K for the most recently ended fiscal year and Goldleaf’s and Jack Henry’s other filings with the SEC, which are available at http://www.sec.gov.

The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Goldleaf by Jack Henry. In connection with the proposed acquisition, Jack Henry and Goldleaf intend to file relevant materials with the SEC, including Goldleaf’s proxy statement on Schedule 14A. SHAREHOLDERS OF GOLDLEAF ARE URGED TO READ GOLDLEAF’S PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s web site, http://www.sec.gov, and Goldleaf shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Goldleaf. Such documents are not currently available.

Participants in Solicitation

Jack Henry and its directors and executive officers, and Goldleaf and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Goldleaf common stock in respect of the proposed transaction. Information about the directors and executive officers of Jack Henry is set forth in its proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 1, 2008. Information about the directors and executive officers of Goldleaf is set forth in its proxy statement for its 2009 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2009. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the merger when it becomes available.

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